EXHIBIT 11
                    BellSouth Corporation
              Computation of Earnings Per Share

                 For the Three Month    For the Six Month
                    Periods Ended         Periods Ended
                      June 30,               June 30,
                   1997       1996       1997        1996
Earnings Per Common Share:

Net Income      $   654    $   629    $   1,347   $  1,599

Weighted
average shares
outstanding         992        994          992        994

Earnings Per
Common Share    $   .66    $   .63    $    1.36   $   1.61

                                                  EXHIBIT 11
                    BellSouth Corporation
        Computation of Earnings Per Share (continued)

                 For the Three Month    For the Six Month
                    Periods Ended         Periods Ended
                      June 30,               June 30,
                   1997       1996       1997        1996
Primary Earnings Per Common Share:

Net Income      $   654    $   629    $   1,347   $  1,599

Weighted
average shares
outstanding         992        994         992        994

Incremental
shares from
assumed
exercise of
stock options
and payment of
performance
share awards          2          2           2          3

Total Shares        994        996         994        997

Earnings Per
Common Share    $   .66    $   .63    $   1.36    $  1.60




                                                  EXHIBIT 11
                    BellSouth Corporation
        Computation of Earnings Per Share (continued)

                 For the Three Month    For the Six Month
                    Periods Ended         Periods Ended
                      June 30,               June 30,
                   1997       1996       1997        1996
Fully Diluted Earnings Per Common Share:

Net Income      $   654    $   629    $   1,347   $  1,599

Weighted
average shares
outstanding         992        994         992        994

Incremental
shares from
assumed
exercise of
stock options
and payment of
performance
share awards          3          3           3          3

Total Shares        995        997         995        997

Earnings Per
Common Share    $   .66    $   .63    $   1.35    $  1.60